Exhibit 10.20

COMMERCE TECHNOLOGIES, INC.
2010 STOCK APPRECIATION RIGHTS PLAN
EVIDENCE OF STOCK APPRECIATION RIGHT

1.                                      Grant of SAR.

a.                                      Pursuant to the terms of the Commerce Technologies, Inc. 2010 Stock Appreciation Rights Plan (as amended effective as of January 13, 2011, and as may be amended from time to time, the “Plan”), the Committee hereby grants to Francis Poore (“Awardee”), a Stock Appreciation Right (“SAR”), subject to the terms, definitions and provisions of the Plan adopted by the Corporation and those of the Poore Employment Agreement (defined in Section 1(b) below) as they relate to this award, which are incorporated herein by reference, and pursuant to this Evidence of Stock Appreciation Right (including the Notice of Stock Appreciation Right Grant included herein, this “Agreement”).  Unless otherwise defined herein or in the Poore Employment Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement.

b.                                      The following capitalized terms, when used herein, shall have the meanings set forth in the Employment Agreement dated effective as of June 28, 2016 between the Corporation and the Awardee (the “Poore Employment Agreement”):  “Award Conditions,” “Change in Control,” “Close of Business,” “Employment Period,” “Good Reason,” “Post-Employment Period Termination,” “Release,” “Single Trigger Change in Control Transaction,” and “Spin-Off.  In addition, the term “Unvested SARs” as used in this Agreement means that portion of the SAR, if any, that is issued and outstanding but unvested as of the applicable date of determination, measured in terms of the number of Common Shares covered by such unvested portion of the SAR.

2.                                      Value of the SAR.  The SAR shall entitle the Awardee, after the SAR has vested and upon exercise of the SAR, to receive from the Corporation the Spread on the number of shares of the Corporation’s common stock, par value $0.001 per share, with respect to which the SAR is granted.  The “Spread” is the excess of the Fair Market Value per Common Share at the date the SAR is exercised over the Fair Market Value per Common Share on the date of the grant (“Base Price”). No dividend equivalents are paid with respect to any SAR.

3.                                      Valuation. Subject to Section 12 below with respect to the conversion of this SAR pursuant to the Spin-Off, “Fair Market Value” means (i) if the Common Shares are not listed or traded on a national securities exchange on the date of determination, the value of the Common Shares as determined by an independent appraisal which shall be performed (A) twice each year (approximately six months apart) and (B) by a nationally recognized appraiser that is acceptable to both the Corporation and the Awardee; or (ii) if the Common Shares are listed or traded on a national securities exchange, the arithmetic mean between the high and low selling prices of the Common Shares on the last trading day before the date on which the Stock Appreciation Right is granted or exercised, as applicable or, if there are no sales on that date, the mean between the high and low selling prices on the next previous day on which sales were made.

4.                                      Nonassignability of SAR.  The SAR is not assignable or transferable by the Awardee except by will or by the laws of descent and distribution.  During the lifetime of the

Awardee, only the Awardee or the Awardee’s guardian or legal representative shall be entitled to exercise the SAR.

5.                                      Certain Plan Provisions; Prevailing Agreement.

a.                                      Subject to Section 12 below with respect to the conversion of this SAR pursuant to the Spin-Off, in no event shall any adjustments or amendments made to the Plan materially adversely affect the Awardee’s outstanding SAR, whether or not vested, unless such adjustment or amendment is either required by law or to prevent any material adverse tax consequences; provided that if such adjustment or amendment is made to prevent any material adverse tax consequences and as a result the Awardee is materially adversely effected, the Corporation agrees that it will use its best efforts to ensure that the Awardee is made whole and, to the extent possible, receives the full benefit (economic and otherwise) of his SARs as if no such adjustment or amendment had been made.  Except if the Plan is terminated in connection with the Spin-Off, if the Awardee has not consented to an early termination of the Plan made pursuant to Section 16(c)(ii) of the Plan, then such early termination shall not materially adversely affect Awardee’s outstanding SAR, whether or not vested.

b.                                      In the event of a conflict between the terms of the Plan and this Agreement, this Agreement shall prevail and in the event of a conflict between this Agreement and the terms of the Poore Employment Agreement, the terms of the Poore Employment Agreement shall prevail. In particular, as they relate to Awardee:

•                  The definition of “Cause” in Section 4(e) of the Plan is superseded by the definition of “Cause” contained in the Poore Employment Agreement.

•                  The definition of “Disability” in Section 4(m) of the Plan is superseded by the definition of “Disability” contained in the Poore Employment Agreement.

•                  The definition of “Fair Market Value” in Section 4(p) of the Plan is superseded by the definition of “Fair Market Value” contained in this Agreement.

•                  The definition of “Grounds for Forfeiture” in Section 5(p) of the Plan is superseded and the term “Grounds for Forfeiture” shall mean “Cause” as defined in the Poore Employment Agreement.

6.                                      Exercise Period.  The SAR or any portion thereof may be exercised only after the SAR or such portion has vested (including any accelerated vesting set forth in the Awardee’s Notice of Stock Appreciation Right Grant contained herein (“Notice of Grant”)), and only within the term set forth in the Notice of Grant, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.  No SAR shall be exercisable after the tenth anniversary of the date of grant.  In addition, the SAR may not be exercised during any “quiet period” or other period of exercise restriction as set forth in the “Policy Regarding SAR Exercise Restrictions” as adopted or as may be adopted or modified in the future by the Corporation; provided that, subject to Section 12 below regarding modifications made in connection with the Spin-Off, no future modification may be materially detrimental to the Awardee unless the modification is required by law or regulatory guidance issued by an applicable state or federal agency.

7.                                      Method of Exercise.  This SAR shall be exercisable by written notice (in the form attached as Exhibit A).  Such written notice shall be signed by the Awardee and delivered in person or by certified mail to the Corporation.  Subject to Section 6 of this Agreement, this SAR shall be deemed to be exercised upon receipt by the Corporation of such written notice.

8.                                      Form of Payment.  The Corporation shall satisfy its obligation upon exercise of this SAR in cash.

9.                                      Termination/Forfeiture.  If the Awardee has a Separation from Service with the Corporation for any reason other than an involuntary Separation from Service without Cause, and other than by reason of death, Disability, or Retirement, or in the event that the Committee determines, in its sole discretion, that any conduct of the Awardee constitutes Grounds for Forfeiture of the SAR, all rights of the Awardee under this Agreement and the Plan (including rights with respect to outstanding SARs) will terminate, except as provided in Section 10 of this Agreement.

10.                               Separation from Service.  In case of the Awardee’s Separation from Service, the Awardee may exercise this SAR during the applicable Termination Period set out in the Notice of Grant, but only to the extent that the SAR was vested and exercisable at the date of such termination after giving effect to any acceleration of vesting provided for in the Notice of Grant (but in no event later than the “Term/Expiration Date” of this SAR as set forth in the Notice of Grant).  To the extent that there are any Unvested SARs as of the date of the Awardee’s Separation from Service or the Awardee is otherwise not entitled to exercise a portion of the SAR at such date, such Unvested SARs or SARs that the Awardee is otherwise not entitled to exercise shall terminate effective immediately upon such termination of employment, except to the extent provided in the Notice of Grant.  To the extent that any portion of this SAR remains exercisable during a Termination Period as provided in the Notice of Grant, then to the extent that Awardee does not exercise such portion of this SAR (to the extent otherwise so entitled) within such time period, this SAR shall terminate as of the Close of Business on the last day of such Termination Period.

11.                               Single Trigger Change in Control. Upon the consummation of a Single Trigger Change in Control Transaction, if neither of the Award Conditions has been satisfied, the vesting of any Unvested SARs will accelerate such that all Unvested SARs will be fully vested and exercisable immediately prior to the closing of such Single Trigger Change in Control Transaction.

12.                               Spin-Off.  The Awardee acknowledges that (a) if the Spin-Off is consummated, the SAR will be converted at such time into options to acquire Class C common stock of CommerceHub, Inc., a Delaware corporation (the “CommerceHub Options”), (b) notwithstanding anything to the contrary in this Agreement or the Plan (including Section 5 above and any other provision of this Agreement or the Plan which requires the consent of the Awardee to certain amendments or other adjustment or changes to the SAR), such conversion does not require the consent of the Awardee, nor shall such conversion constitute an amendment or adjustment that materially adversely affects the Awardee, (c) notwithstanding the proviso at the end of Section 6 above, no modification to the Company’s “Policy Regarding SAR Exercise Restrictions” made in connection with the Spin-Off will constitute a modification that is materially detrimental to the Awardee (provided further, that if any such modification made in connection with the Spin-Off (i) is materially detrimental to the Awardee, (ii) the modification is not required by law or regulatory guidance issued by an applicable state or federal agency, and (iii) the Spin-Off does not occur within two months following such modification taking effect, such modification will lapse at the end of that two months), and (d) following such conversion, the CommerceHub Options will be governed by (i) the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan that will be adopted by CommerceHub, Inc. in connection with the Spin-Off, substantially in the form agreed by the parties, provided that any changes to such form that will result in a material adverse effect to the CommerceHub Options shall be subject to the consent of the Awardee; and (ii) the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan Stock Option Agreement substantially in the form agreed by the parties.

13.                               Tax Consequences.

a.                                      Awardee understands that upon either the grant or the exercise of this SAR, the Awardee may recognize adverse tax consequences.

b.                                      Awardee understands that the Corporation will be required to withhold any tax or social insurance required from any governmental authority.  Awardee is encouraged to consult with a tax advisor concerning the tax consequences of exercising this SAR.

AWARDEE ACKNOWLEDGES THAT NEITHER THE PLAN NOR THIS AGREEMENT CONFERS ANY RIGHT WITH RESPECT TO CONTINUANCE OF EMPLOYMENT WITH OR SERVICE TO THE CORPORATION NOR INTERFERES IN ANY WAY WITH ANY RIGHT THE CORPORATION WOULD OTHERWISE HAVE TO TERMINATE THE AWARDEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.  NO PERSON SHALL, BY REASON OF PARTICIPATION IN THE PLAN, ACQUIRE ANY RIGHT OR TITLE TO ANY ASSETS, FUNDS OR PROPERTY OF THE CORPORATION, INCLUDING WITHOUT LIMITATION, ANY SPECIFIC FUNDS, ASSETS OR OTHER PROPERTY WHICH THE CORPORATION MAY SET ASIDE IN ANTICIPATION OF ANY LIABILITY UNDER THE PLAN.  A PARTICIPANT SHALL HAVE ONLY A CONTRACTUAL RIGHT TO A STOCK APPRECIATION RIGHT OR THE AMOUNTS, IF ANY, PAYABLE UNDER THE PLAN, UNSECURED BY ANY ASSETS OF THE CORPORATION, AND NOTHING CONTAINED IN THE PLAN SHALL CONSTITUTE A GUARANTEE THAT THE ASSETS OF THE CORPORATION SHALL BE SUFFICIENT TO PAY ANY BENEFITS TO ANY PERSON.

Awardee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan.  Awardee has reviewed the Plan and this SAR Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement.  Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement; provided that if any such decision or interpretation constitutes a breach by the Company of the Poore Employment Agreement, the Awardee may dispute such decision or interpretation in accordance with the arbitration provisions set forth in the Poore Employment Agreement.

[Remainder of Page Intentionally Left Blank]

COMMERCE TECHNOLOGIES, INC.
NOTICE OF STOCK APPRECIATION RIGHT GRANT

Francis Poore

c/o Commerce Technologies, Inc.

255 Fuller Road, Suite 237

Albany, NY 12203

Commerce Technologies, Inc. (the “Corporation”) has granted Francis Poore (“Awardee”) a Stock Appreciation Right (“SAR”) covering Common Shares of the Corporation as follows:

Date of Grant:	June 28, 2016
Total Number of Common Shares Covered by this SAR:	1,057,048
Exercise Base Price:	$35.64
Term/Expiration Date:	June 28, 2026

Regular Vesting:  The SAR shall become vested and exercisable as to (25%) of the total number of Common Shares covered by the SAR on June 28, 2017, the first anniversary of the date of grant (the “First Vesting Date”), and as to 1/36th of the number of remaining Common Shares covered by the SAR after giving effect to the First Vesting Date on each monthly anniversary of the First Vesting Date, provided that the final 1/36th of such remaining Common Shares shall vest on the last day of the Employment Period (as specified in more detail on Schedule 1 to this Agreement), subject to the Awardee continuing as an employee of the Corporation or an affiliate or subsidiary of the Corporation on such dates.  For further clarification, the SAR shall be exercisable in accordance with the schedule set forth in this Notice of Grant, and not in accordance with the default schedule set forth in Section 5(e) of the Plan.

Accelerated Vesting:  As described below, acceleration of vesting of the SAR pursuant to this Agreement upon a Separation from Service is subject in certain instances to the condition subsequent that the Awardee delivers a Release in accordance with the requirements of Section 5.8 of the Poore Employment Agreement, and that any applicable revocation period applicable to such Release expires, both to occur within 55 days following the date of such Separation from Service (including the other conditions set forth in Section 5.8 of the Poore Employment Agreement, the “Vesting Condition”).  The Awardee acknowledges that while the SAR or a portion thereof may retroactively vest effective as of the date of the Awardee’s Separation from Service as set forth in this Notice of Grant, the Awardee will nonetheless not be able to exercise any accelerated portion of the SAR unless and until the Vesting Condition is timely met.

A.                                    Death/Disability.  Upon the Awardee’s Separation from Service during the Employment Period as a result of the Awardee’s death or as a result of the Awardee’s termination by the Corporation based on the Awardee’s Disability, any Unvested SARs as of the date of such Separation from Service will vest effective as of the date of such Separation from Service.

B.                                    Termination Without Cause or for Good Reason. Upon the Awardee’s Separation from Service during the Employment Period as a result of the Corporation terminating the Awardee’s employment without Cause or the Awardee terminating his employment with the Corporation for Good Reason (if occurring during the Employment Period, a “Protected Termination”), then effective as of the date of such Protected Termination, a pro rata portion of the Unvested SARs will vest, such pro rata portion to be equal to a fraction (not greater than one), the numerator of which is the number of days the Awardee was employed by the Corporation from the Date of Grant through the date of the Protected Termination plus 548, and the denominator of which is the number of days in the entire vesting period for the SAR, in no event to exceed the total number of Unvested SARs as of the date of a Protected Termination; provided, that if such Protected Termination occurs within 90 days prior to, or within eighteen (18) months following, the closing date of a Change in Control (as defined in the Poore Employment Agreement), all of the Unvested SARs will vest in full effective as of the date of the Protected Termination; provided further, that any acceleration pursuant to this paragraph B is subject to the condition subsequent that the Vesting Condition is timely met.

Termination Periods:  Any portion of the SAR that as of the date of the Awardee’s Separation from Service is unexpired, unexercised, vested and non-forfeitable (after giving effect to any acceleration described above), may be exercised for the applicable period set forth below following the Awardee’s Separation from Service with the Corporation (but in no event later than the Term/Expiration Date) and subject to the condition subsequent that the Vesting Condition is timely met to the extent specified below:

Separation from Service for Cause:  until the Close of Business on the 90th day following the date of such Separation from Service.

Separation from Service as a result of the Awardee’s death: until the Close of Business on the second anniversary of the date of such Separation from Service.

Separation from Service as a result of the Awardee’s termination by the Corporation based on the Awardee’s Disability: until the Close of Business on the second anniversary of the date of such Separation from Service.

Separation from Service by the Corporation without Cause or by the Awardee for Good Reason:  until the Close of Business on the 90th day following the date of such Separation from Service, or, subject to the condition subsequent that the Vesting Condition is timely met, until the Close of Business on the second anniversary of the date of such Separation from Service.

Separation from Service voluntarily by the Awardee without Good Reason:  until the Close of Business on the 120th day following the date of such Separation from Service.

Separation from Service as a result of a Post-Employment Period Termination:  until the Close of Business on the first anniversary of the date of the Post-Employment Period Termination or, if such Post-Employment Period Termination is for Cause, until the Close of Business on the 90th day following the date of such Separation from Service.

By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that this SAR is granted under and governed by the terms and conditions of the 2010 Stock Appreciation Rights Plan which is incorporated herein by reference and the Evidence of Stock Appreciation Right herein.

AWARDEE	COMMERCE TECHNOLOGIES, INC.

/s/ Francis Poore	By:	/s/ Mark Greenquist

(Print Name): Francis Poore	(Print Name):	Mark Greenquist

	Title:	Chief Financial Officer

Date: July 8, 2016	Date:	June 28, 2016

Schedule 1

Vesting Date	Common Shares covered by the SAR Vested
June 28, 2017 (First Vesting Date)	264,262
July 28, 2017	22,022
August 28, 2017	22,022
September 28, 2017	22,022
October 28, 2017	22,022
November 28, 2017	22,022
December 28, 2017	22,022
January 28, 2018	22,022
February 28, 2018	22,022
March 28, 2018	22,022
April 28, 2018	22,022
May 28, 2018	22,022
June 28, 2018	22,022
July 28, 2018	22,022
August 28, 2018	22,022
September 28, 2018	22,022
October 28, 2018	22,022
November 28, 2018	22,022
December 28, 2018	22,022
January 28, 2019	22,022
February 28, 2019	22,022
March 28, 2019	22,022
April 28, 2019	22,022
May 28, 2019	22,022
June 28, 2019	22,022
July 28, 2019	22,022
August 28, 2019	22,022
September 28, 2019	22,022
October 28, 2019	22,022
November 28, 2019	22,022
December 28, 2019	22,022
January 28, 2020	22,022
February 28, 2020	22,022
March 28, 2020	22,022
April 28, 2020	22,022
May 28, 2020	22,022
June 27, 2020	22,016

Exhibit A
Form of Exercise Notice

COMMERCE TECHNOLOGIES, INC.
STOCK APPRECIATION RIGHT (“SAR”) EXERCISE NOTICE

Commerce Technologies, Inc.

Attention:  Corporate Secretary

255 Fuller Road

Suite 327

Albany NY 12203

1.                    Exercise of SAR.  Effective as of today,                                      , 20     , the undersigned (“Awardee”) hereby elects to exercise a stock appreciation right with respect to               Common Shares (the “Shares”) of Commerce Technologies, Inc. pursuant to the Evidence of Stock Appreciation Rights by and between Awardee and Commerce Technologies, Inc. (“Corporation”), dated                                       (“SAR Agreement”) and pursuant to the Corporation’s 2010 Stock Appreciation Rights Plan (the “Plan”).

2.                    Representations of Awardee.  Awardee acknowledges that Awardee has received, read and understood the Plan, the SAR Agreement, and the Notice of Stock Appreciation Right Grant therein (“Notice of Grant”) and agrees to abide by and be bound by their terms and conditions.

3.                    Tax Consultation.  Awardee understands that Awardee may suffer adverse tax consequences as a result of Awardee’s exercise of rights under the SAR Agreement and this Notice.  Awardee represents that Awardee has had the opportunity to consult with his or her own independent tax advisor in connection with exercising rights under this SAR Agreement and that Awardee is not relying on the Corporation for any tax advice.

4.                    Entire Agreement.  The Plan, the “Policy Regarding SAR Exercise Restrictions” as adopted or as may be adopted or modified in the future by the Corporation, and the SAR Agreement and the Notice of Grant contained therein, are incorporated herein by reference and constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and Awardee with respect to the subject matter hereof, and are governed by New York law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:
AWARDEE	COMMERCE TECHNOLOGIES, INC.

By:	By:
(Print Name):	(Print Name):
Date:	Title:
Address:	Date: